                                                            EXHIBIT 99

================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                   FORM 11-K



(Mark One)
         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                  For the fiscal year ended DECEMBER 31, 1997

                                      OR

       [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

          For the transition period from ____________ to ____________

                        Commission file number 1-12147



                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                           (Full title of the Plan)



                           DELTIC TIMBER CORPORATION
          (Exact name of issuer of securities held pursuant to Plan)


210 East Elm Street, P. O. Box 7200, El Dorado, Arkansas         71731-7200
           (Address of principal executive offices)              (Zip Code)


================================================================================


                                   Ex. 99-0

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



The Board of Directors
Deltic Timber Corporation:



We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information related to the statement of net assets available for benefits and the statement of changes in net assets available for benefits, included in Note 4 - Trust Net Assets by Investment Fund and Note 5 -Murphy Oil Master Trust Net Assets, is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


KPMG Peat Marwick LLP

/s/KPMG Peat Marwick LLP

Shreveport, Louisiana
July 10, 1998

                                   Ex. 99-1

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                Statement of Net Assets Available for Benefits
                          December 31, 1997 and 1996

                                                         Dec. 31,  Dec. 31,
                                                            1997      1996
                                                      -----------  --------
Assets
 Investments, at fair value
   Common Stock
     Deltic Timber Corporation                         $  895,108         -
     Murphy Oil Corporation                               881,964         -
                                                       ----------  --------
       Total Common Stock                               1,777,072         -

   Equity security bank funds                           1,113,706         -

   Mutual funds
     Equity securities                                    102,060         -
     Balanced portfolio - equity securities/bonds       1,252,030         -

   U. S. government securities bank fund                  447,003         -

 Guaranteed investment contract bank fund, at cost        716,686         -

 Guaranteed investment contract, at contract value      1,151,771         -

 Beneficial interest in Murphy Oil Master Trust                 -   931,810
                                                       ----------  --------

       Total investments                                6,560,328   931,810

 Accrued interest and dividends                            26,184         -
 Contributions receivable - employee                       21,463         -
 Contributions receivable - employer                        9,234         -
                                                       ----------  --------

       Total net assets*                               $6,617,209   931,810
                                                       ==========  ========




*For details of net assets available for benefits by investment fund, see Note 4
 - Trust Net Assets by Investment Fund.


See accompanying notes to financial statements.

                                   Ex. 99-2

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
           Statement of Changes in Net Assets Available for Benefits
                         Year Ended December 31, 1997



Additions to assets
 Transfer from Deltic Salaried Plan                      $4,565,351
                                                         ----------

 Contributions
   Employee                                                 347,756
   Employer                                                 142,032
   Rollovers from previous employer plans                   871,332
                                                         ----------
       Total contributions                                1,361,120
                                                         ----------

 Investment income
   Interest                                                  12,651
   Dividends                                                190,438
   Net appreciation/(depreciation) in fair value of
     investments                                            (63,355)
   Other income/(loss)                                      (25,703)
   Beneficial interest in the net increase of Murphy
     Oil Master Trust net assets*                            43,701
                                                         ----------
       Total investment income                              157,732
                                                         ----------

       Total additions to assets                          6,084,203
                                                         ----------

Deductions from assets
 Transfer of assets to Murphy Oil sponsored plan            246,992

 Distributions of benefits                                  151,812
                                                         ----------

       Total deductions from assets                         398,804
                                                         ----------

       Net change for the year**                          5,685,399
Net assets available for benefits
 Beginning of year                                          931,810
                                                         ----------

 End of year                                             $6,617,209
                                                         ==========



* See Note 5 - Murphy Oil Master Trust Net Assets.

** For details of changes in net assets available for benefits by investment fund, see Note 4 -Trust Net Assets by Investment Fund.

See accompanying notes to financial statements.

                                   Ex. 99-3

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


NOTE 1 - TRANSFER FROM MURPHY OIL CORPORATION PLANS

 On December 31, 1996, Murphy Oil Corporation ("Murphy Oil") distributed the Common Stock of wholly-owned Deltic Farm & Timber Co., Inc., which had been renamed Deltic Timber Corporation ("Deltic or the Company"), to Murphy Oil's stockholders. At that time, Deltic's hourly employees were participants in the Thrift Plan for Hourly Employees of Deltic Farm & Timber Co., Inc. ("the Deltic Hourly Plan") and Deltic's salaried employees were participants in the Thrift Plan for Employees of Murphy Oil Corporation ("the Murphy Oil Plan").
 Effective January 1, 1997, Murphy transferred sponsorship of the Deltic Hourly Plan to the Company. In conjunction with the transfer of sponsorship, net assets equal to the beneficial interests of inactive Deltic hourly employees were transferred from the Deltic Hourly Plan to a plan sponsored by Murphy Oil. On that same date, Deltic also created the Thrift Plan for Salaried Employees of Deltic Timber Corporation ("the Deltic Salaried Plan") and adopted similar provisions of the Murphy Oil Plan, with minor revisions. At that time, the net assets of the Murphy Oil Plan for active, salaried employees of Deltic were transferred to the Deltic Salaried Plan.

 On July 31, 1997, the net assets of the Deltic Salaried Plan were transferred to the Deltic Hourly Plan. In conjunction with this transfer, the Deltic Hourly Plan was amended, restated, and renamed the Thrift Plan of Deltic Timber Corporation ("the Plan"), and the Deltic Salaried Plan was dissolved. The net assets for the two Deltic sponsored plans remained in the Murphy Oil Master Trust, commingled with the net assets of three other plans sponsored by Murphy Oil with First Tennessee Bank National Association ("First Tennessee"), Memphis, Tennessee, as the Trustee, until August 1, 1997, at which time net assets equal to the beneficial interests of Deltic's active employees in the Plan were transferred to Central Bank/First Commerce Corporation as new Trustee for the Plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROVISIONS OF THE PLAN

 BASIS OF PRESENTATION

 The accompanying financial statements of the Plan have been prepared on an accrual basis of accounting and present the net assets available for benefits to participants in the Plan and changes in net assets available for benefits. The Plan has made estimates in preparing the accompanying financial statements in accordance with generally accepted accounting principles. Actual results could differ from those estimates.

 SIGNIFICANT PROVISIONS

 The following is a summary of certain information related to the Plan, which is sponsored by Deltic and administered by its Employee Benefits Committee (members which are appointed by the Company's Board of Directors). The Plan document should be referred to for a complete description of the Plan's provisions.

 Each employee of the Company who works 1,000 or more hours in a year may participate in the Plan.

 A participant may have the following Plan accounts to which amounts may be allotted or contributed, with limitations as indicated.

                                   Ex. 99-4

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


     A. Tax-Deferred -- participant's pre-tax allotments up to a maximum of 8% of base pay not to exceed $9,500 annually in 1997.
     B. Matching Employee After-Tax -- participant's contributions up to a maximum of 8% of base pay (when combined with any Tax-Deferred allotments).
     C. Matching Employer -- Company contributions based on the participant's allotments (up to a maximum of 5% of base pay) to the Tax-Deferred and/or Matching Employee After-Tax account and calculated as 50% of such allotments during the first five years of participation, 75% during the second five years, and 100% thereafter.
     D. Supplemental -- participant's allotments up to a maximum of 5% of base pay for the year, except that if annualized salary was less than $80,000 in 1997, a maximum of 10% of base pay.
     E. Deductible -- participant's allotments to this account have not been allowed after December 31, 1986, but established accounts have been allowed to remain.
     F. Rollover -- a lump-sum investment of taxable assets that a participant has accumulated from a previous employer's plan.

 A participant is vested in Company contributions upon occurrence of any of the following circumstances: completion of 60 months of employment, retirement on or after age 65, death, permanent disability, or discontinuance of the Plan. Any amounts contributed by the Company that are forfeited by participants in accordance with provisions of the Plan are applied to reduce subsequent contributions by the Company.

 A vested participant may withdraw from a Matching Employee and/or Matching Employer account either totally or partially (limited to at least $250, or any higher multiple of 10% up to 50% of the Employee and/or Employer account balances). A nonvested participant may only withdraw his/her Matching Employee account or Tax-Deferred allotments without any adjustment for subsequent changes in value but does not forfeit Company contributions to the Company Matching account unless terminated from employment. After a total withdrawal from a Matching Employee After-Tax and/or Tax-Deferred account, a participant is not eligible for reinstatement of Company contributions until 12 months later; for a partial withdrawal, the suspension period is six months, and another such withdrawal cannot be made until at least 24 months after the most recent withdrawal. Allotments by a participant to a Tax-Deferred and/or Matching Employee After-Tax account may continue without interruption after a total or partial withdrawal from either Matching account. Any taxable income distributed from a Matching account or a Tax-Deferred account may be subject to a 10% penalty tax under the Tax Reform Act of 1986.

 A withdrawal from either a Tax-Deferred account or a Rollover account is not permissible except upon a finding that a hardship exists pursuant to regulations issued by the IRS, upon the attainment of age 59 1/2 or upon termination. After such a withdrawal from a Tax-Deferred account, participation in all accounts is suspended for 12 months. "Hardship" is an immediate and heavy financial need in one of the following areas: (1) large medical expenses not covered by insurance for the employee or family, (2) purchase of a principal residence (not regular mortgage payments), (3) preventing foreclosure or eviction from employee's principal residence, (4) tuition and related education fees for the next 12 months of post-secondary education for employee or family, or (5) other events as may be determined by the IRS.

                                   Ex. 99-5

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


 A withdrawal from a Supplemental account must be at least the greater of 10% of the account balance or $250 and may not be made until at least 12 months after the most recent such withdrawal. No participation penalty is applied to such a withdrawal.

 A withdrawal from a Deductible account must be at least the greater of 10% of the account balance or $250 and may not be made until at least 12 months after the most recent such withdrawal. No participation penalty is applied to such a withdrawal, but unless the participant is 59 1/2 years old, is permanently disabled, or has died, the withdrawal is subject to a 10% penalty tax as required by federal tax regulations.

 Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

 OBLIGATION FOR CONTRIBUTIONS TO THE PLAN

 The Company has voluntarily agreed to make contributions to the Plan based on each participant's allotments to a Tax-Deferred and/or Matching Employee After-Tax account subject to a maximum of 5% of the participant's base pay. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In the event of Plan termination, participants will become 100% vested in their Matching Employer accounts.

 ADMINISTRATIVE EXPENSES

 Most costs of Plan administration are paid by the Company.

NOTE 3 - INVESTMENT FUNDS

 MURPHY OIL MASTER TRUST (1/1/97 - 7/31/97)

 Each Plan participant could have had investments in one or more of five separate investment options within the Master Trust. These options were designated as Funds A, B, C, C1, and D and are briefly described in the following paragraphs. Except for certain contribution and transfer restrictions on Fund C (See description of Fund C below.), a participant determined how each of his/her accounts was divided among the different Funds, but any division of a participants allotments, Company contributions or account balance transfers must have been in multiples of 10%.

 Fund A was a fixed income portfolio primarily invested in Guaranteed Investment Contracts ("GIC's") so that a portion matured each year over several years. Maturing amounts were reinvested in a new contract or contracts at the highest bid rate(s) received from insurance companies selected to bid because of having the best ratings (indicative of financial strength to meet contractual obligations) from well-known rating services. All cash flows were processed through the most recent contract(s) during the six to 12 months following the awarding of such contract(s) except that withdrawals could have been prorated over several recent contracts. Each interest rate and principal amount was guaranteed by the contracting company. The average yields of the GIC's were 7.24% for 1997. All interest earned under Fund A was commingled, and composite rate was used to determine the amount credited to each participant's account.

                                   Ex. 99-6

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


 Fund B was invested in a diversified portfolio of stocks and other securities. Invesco Capital Management Inc., Investment Manager located in Atlanta, Georgia, had discretionary authority concerning purchases and sales of Investments in Fund B and directed First Tennessee in such transactions.

 Fund C was invested in the Common Stock of Murphy Oil Corporation. First Tennessee acted as Investment Manager of Fund C. Subsequent to the Spin-off (see Note 1), a participant could have directed that all or part of his/her Fund C account be either transferred to another Fund or withdrawn but could not have directed any allotments, Company contributions or transfers from other Funds to Fund C. A participant withdrawing from Fund C could have elected to receive either cash or stock. If the participant elected to receive stock, the value of his/her Fund C withdrawal was converted to equivalent shares of stock based on the market price at the effective date of withdrawal, and the participant received the whole shares and cash for any fractional shares.

 Fund C1 was invested in the Common Stock of Deltic Timber Corporation and resulted from the Spin-off (see Note 1) to the Murphy Stock held by Fund C. First Tennessee acted as Investment Manager of Fund C1. Withdrawals from Fund C1 could have been in either cash or stock determined in a similar manner to Fund C withdrawals.

 Fund D was invested in a mutual fund that had a balanced portfolio of U.S. and international stocks and bonds and could have included futures and options. At least 25% of the portfolio must have been investment-grade debt securities and preferred stock. Fidelity Management & Research Company, Boston, Massachusetts, acted as Investment Manager of Fund D.

 The Plan Administrator valued each participant's investment in a Fund by using monthly values of the Fund's net assets furnished by the Trustee. The total beneficial interest of the Plan in the net assets of the Master Trust was determined from the total value of the investments held by the Plan's participants in Funds A, B, C, C1, and D.

 CENTRAL BANK TRUST (8/1/97 - 12/31/97)

 Each Plan participant may have investments in one or more of nine separate investment options within the Trust. These are briefly described in the following paragraphs. Except for certain contribution and transfer restrictions on the Murphy Oil Stock and Guaranteed Investment Contracts Funds which do not allow any new contributions or transfers to these Funds due to the spin-off from Murphy Oil and the planned elimination of the GIC fund, a participant determines how each of his/her accounts is divided among the different Funds.

     Marquis Government Securities Fund has at least 65% of its portfolio invested in obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities ("U.S. Government Securities").

     Marquis Value Equity Fund is invested in common stocks of larger companies with the fund objective to provide long-term capital appreciation.

                                   Ex. 99-7

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


     Marquis Growth Equity Fund is invested in common stocks of large growth-oriented companies with the fund objective to provide long-term capital appreciation.

             The three Marquis Funds are bank funds with investments managed by First National Bank of Commerce ("First NBC"), a wholly-owned subsidiary of First Commerce Corporation, New Orleans, Louisiana.

     Federated Capital Preservation Fund is a bank collective fund which invests primarily in GIC's issued by insurance companies and stable value instruments that feature an attractive monthly interest rate and return of principal, both of which are guaranteed by the issuing insurance company. Federated Research Corporation, Pittsburgh, PA, acts as investment advisor of this Fund.

     Fidelity Advisor Growth Opportunity Fund is a mutual fund which normally invests at least 65% of assets in equity securities of companies that the Fund management believes have long-term growth potential. It may also purchase fixed-income securities. The fund may invest up to 35% of assets in debt securities rated below BBB (rated below investment grade by investors rating services such as Moody's or Standard & Poors). It also may invest without limit in foreign securities. Fidelity Management and Research, Boston, MA, acts as investment advisor of this Fund.

     Vanguard Index Small Cap Stock Fund is a mutual fund which invests in a statistically-selected sample of all the stocks included in the Russell 2000 (an equity fund which measures performance of 2,000 small companies). Vanguard's Core Management Group, Valley Forge, PA, acts as investment advisor of this Fund.

     Guaranteed Investment Contracts' Fund is primarily invested in GIC's so that a portion will mature each year. Each interest rate and principal amount is guaranteed by the contracting insurance companies who have been selected because of having high ratings (indicative of financial strength to meet contractual obligations) from well-known ratings services. The average yield of the GIC's were 6.9% during 1997, with all interest earned being commingled and a composite rate determining the amount credited to each participant's account. At December 31, 1997, the GIC's were with Allstate Life Insurance Company, Northbrook, IL; Aetna Life Insurance Company, Hartford, CT; and Metropolitan Life Insurance Company, New York, NY.

       No further contracts or reinvestment will be made in this fund with the last contract maturing June 30, 1999. Therefore, a participant may direct that all or part of his/her account be transferred to another Fund or withdrawn but cannot direct any contributions or transfers from other Funds to this GIC Fund. As contracts mature, proportional amounts of each participant's account are transferred to (reinvested in) the Federated Capital Preservation Fund, from which the participant may transfer to other investment options.

     Deltic Stock Fund is invested in the Common Stock of Deltic Timber
       Corporation with First NBC, New Orleans, LA, acting as the investment advisor. A participant withdrawing may elect to receive either cash or stock. If the participant elects to receive stock, whole shares are issued with cash for any fractional shares.

                                   Ex. 99-8

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements

     Murphy Oil Stock Fund is invested in the Common Stock of Murphy Oil
       Corporation with First NBC, New Orleans, LA, acting as the investment advisor. Subsequent to the spin-off of Deltic from Murphy Oil (See
       Note 1 - Transfer from Murphy Oil Corporation Plans.), a participant who is an employee of Deltic can direct that all or part of his/her Murphy Oil Stock be either transferred to another Fund or withdrawn but cannot direct any contributions or transfers from other Funds to this Murphy Oil Stock Fund. A participant withdrawing may elect to receive either cash or stock. If the participant elects to receive stock, whole shares are issued with cash for any fractional shares.

     With the exception of the Vanguard Index Small Cap Stock Fund, all investment funds at December 31, 1997 exceeded five percent of the Plan's net assets available for benefits.

NOTE 4 - TRUST NET ASSETS BY INVESTMENT FUND

 The assets of the Plan are maintained in a Trust sponsored by Deltic. Central Bank/First Commerce Corporation, Monroe, Louisiana, is the Trustee. The net assets of the Trust by investment Fund (See Note 3 - Investment Funds.) at December 31, 1997 consisted of the following:

                                                                                                               Fidelity
                                                  Marquis         Marquis      Marquis       Federated          Advisor
                                                 Government        Value       Growth         Capital           Growth
                                                 Securities       Equity       Equity       Preservation      Opportunity
                                                    Fund           Fund         Fund            Fund             Fund
                                                ------------      -------      -------      ------------      -----------

     Assets
         Investments, at fair value
             Common Stock
                 Deltic Timber Corporation        $      -              -            -               -                 -
                 Murphy Oil Corporation                  -              -            -               -                 -
                                                  --------        -------      -------         -------         ---------
                     Total Common Stock                  -              -            -               -                 -
             Equity security bank funds                  -        512,498      601,208               -                 -
             Mutual funds
                 Equity securities                       -              -            -               -                 -
                 Balanced portfolio - equity
                   securities/bonds                      -              -            -               -         1,252,030
             U.S. government securities
               bank fund                           447,003              -            -               -
         Guaranteed investment contract
           bank fund, at cost                            -              -            -         716,686                 -
         Guaranteed investment contracts,
           at contract value                             -              -            -               -                 -
                                                  --------        -------      -------         -------         ---------
                     Total investments             447,003        512,498      601,208         716,686         1,252,030
         Accrued interest and dividends              2,215          1,192          511           5,644             6,194
         Contributions receivable - employee         1,638          1,933        2,414           3,623             6,464
         Contributions receivable - employer           598            663          796           1,369             2,270
                                                  --------        -------      -------         -------         ---------

                     Total net assets             $451,454        516,286      604,929         727,322         1,266,958
                                                  ========        =======      =======         =======         =========

         Number of units outstanding                44,567         33,301       38,989          71,669            29,494
                                                  ========        =======      =======         =======         =========

         Net assets per unit                        $10.13          15.50        15.52           10.15             42.96
                                                  ========        =======      =======         =======          =========

(NOTE)  Continued on page Ex. 99-10.

                                   Ex. 99-9

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements

(NOTE)  Continued from page Ex. 99-9.

                                                   Vanguard       Guaranteed        Deltic        Murphy Oil
                                                  Index Small     Investment        Common          Common
                                                   Cap Stock      Contracts         Stock            Stock
                                                     Fund            Fund            Fund            Fund            Total
                                                -------------    -----------      ----------      -----------      ---------
     Assets
         Investments,at fair value
             Common Stock
                 Deltic Timber Corporation         $      -               -         895,108                -         895,108
                 Murphy Oil Corporation                   -               -               -          881,964         881,964
                                                   --------      ----------       ---------          -------       ---------
                     Total Common Stock                   -               -         895,108          881,964       1,777,072
             Equity security bank funds                   -               -               -                -       1,113,706
             Mutual funds
                 Equity securities                  102,060               -               -                -         102,060
                 Balanced portfolio - equity
                   securities/bonds                       -               -               -                -       1,252,030
             U.S. government securities
               bank fund                                                                                             447,003
         Guaranteed investment contract
           bank fund, at cost                             -               -               -                -         716,686
         Guaranteed investment contracts,
           at contract value                              -       1,151,771               -                -       1,151,771
                                                   --------      ----------       ---------          -------       ---------
                     Total investments              102,060       1,151,771         895,108          881,964       6,560,328
         Accrued interest and dividends               6,790           5,841          (2,159)             (44)         26,184
         Contributions receivable - employee            666               -           4,725                -          21,463
         Contributions receivable - employer            239               -           3,299                -           9,234
                                                   --------      ----------       ---------          -------       ---------

                     Total net assets              $109,755       1,157,612         900,973          881,920       6,617,209
                                                   ========      ==========       =========          =======       =========

         Number of units outstanding                  4,297       1,151,771          32,698           16,276
                                                   ========      ==========       =========          =======

         Net assets per unit                         $25.54            1.01           27.55            54.19
                                                   ========      ==========       =========          =======

                                   Ex. 99-10

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements

 The net change in the net assets of the Trust, by investment fund (See Note 3 - Investment Funds.), for the year ended December 31, 1997, consisted of the following:

                                                                 Central Bank/
                                                        First Commerce Corporation Trust
                                                       ---------------------------------
                                                          Marquis     Marquis   Marquis
                                           Murphy Oil    Government   Value     Growth
                                             Master      Securities   Equity    Equity
                                              Trust         Fund       Fund      Fund     Subtotal
                                          -------------  ----------  --------  --------  -----------
   Additions to assets
     Transfer from Deltic
           Salaried Plan                   $ 4,565,351          -          -         -    4,565,351
                                           -----------    -------    -------   -------   ----------

     Contributions
      Employee                                  70,499     19,686     22,304    28,979      141,468
      Employer                                  28,209      7,075      7,159     9,211       51,654
      Rollovers from previous
        employer plans                               -    219,150    164,362   164,362      547,874
                                           -----------    -------    -------   -------   ----------
          Total contributions                   98,708    245,911    193,825   202,552      740,996
                                           -----------    -------    -------   -------   ----------

     Investment income
      Interest                                       -          -          -         -            -

      Dividends                                      -      4,062     64,410    17,347       85,819

      Net appreciation/(depreciation)
        in fair value of investments                 -      3,663    (46,503)   (9,459)     (52,299)

      Other income                             (25,703)         -          -         -      (25,703)

      Beneficial interest in the net
        increase of Murphy Oil
        Master Trust net assets*                43,701          -          -         -       43,701
                                           -----------    -------    -------   -------   ----------
          Total investment income               17,998      7,725     17,907     7,888       51,518
                                           -----------    -------    -------   -------   ----------

          Total additions to assets          4,682,057    253,636    211,732   210,440    5,357,865
                                           -----------    -------    -------   -------   ----------

   Deductions from assets
     Transfer of assets to Murphy Oil
      sponsored plan                           246,992          -          -         -      246,992

     Distributions of benefits                 100,590      1,172      2,366       960      105,088
                                           -----------    -------    -------   -------   ----------
          Total deductions from
            assets                             347,582      1,172      2,366       960      352,080
                                           -----------    -------    -------   -------   ----------

   Net change for the year prior to
    intertrust and interfund transfers       4,334,475    252,464    209,366   209,480    5,005,785

   Transfer of assets from Murphy Oil
    Master Trust to Central Bank Trust      (5,266,285)   198,990    306,920   397,323   (4,363,052)

   Interfund transfers                               -          -          -    (1,874)      (1,874)
                                           -----------    -------    -------   -------   ----------

          Net change for the year             (931,810)   451,454    516,286   604,929      640,859

   Net assets available for benefits
     Beginning of year                         931,810          -          -         -      931,810
                                           -----------    -------    -------   -------   ----------

     End of year                           $         -    451,454    516,286   604,929    1,572,669
                                           ===========    =======    =======   =======   ==========

(Note)  Continued on page Ex. 99-12.

* See Note 5 - Murphy Oil Master Trust Net Assets.

                                   Ex. 99-11

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements

(Note)  Continued from page Ex. 99-11.

                                                                    Central Bank/
                                                           First Commerce Corporation Trust
                                                      --------------------------------------------
                                                        Federated       Fidelity        Vanguard
                                         Previous        Capital     Advisor Growth   Index Small
                                           Page       Preservation     Opportunity     Cap Stock
                                         Subtotal         Fund            Fund            Fund       Subtotal
                                       -------------  -------------  ---------------  ------------  -----------
Additions to assets
  Transfer from Deltic
   Salaried Plan                        $ 4,565,351            -                -             -       4,565,351
                                        -----------      -------        ---------       -------      ----------

  Contributions
    Employee                                141,468       54,709           84,968         8,719        289,864
    Employer                                 51,654       21,361           26,580         3,127        102,722
    Rollovers from previous
     employer plans                         547,874            -                -             -        547,874
                                        -----------      -------        ---------       -------     ----------
        Total contributions                 740,996       76,070          111,548        11,846        940,460
                                        -----------      -------        ---------       -------     ----------

  Investment income
    Interest                                      -            -                -             -              -

    Dividends                                85,819        6,524           84,009         6,790        183,142

    Net appreciation/(depreciation)
     in fair value of investments           (52,299)       4,878          (34,360)       (1,083)       (82,864)

    Other income                            (25,703)           -                -             -        (25,703)

    Beneficial interest in the net
     increase of Murphy Oil
     Master Trust net assets*                43,701            -                -             -         43,701
                                        -----------      -------        ---------       -------     ----------
        Total investment income              51,518       11,402           49,649         5,707        118,276
                                        -----------      -------        ---------       -------     ----------

        Total additions to assets         5,357,865       87,472          161,197        17,553      5,624,087
                                        -----------      -------        ---------       -------     ----------

Deductions from assets
  Transfer of assets to Murphy Oil
   sponsored plan                           246,992            -                -             -        246,992

  Distributions of benefits                 105,088       18,042           12,454           928        136,512
                                        -----------      -------        ---------       -------     ----------
        Total deductions from
         assets                             352,080       18,042           12,454           928        383,504
                                        -----------      -------        ---------       -------     ----------

Net change for the year prior to
 intertrust and interfund transfers       5,005,785       69,430          148,743        16,625      5,240,583

Transfer of assets from Murphy Oil
 Master Trust to Central Bank Trust      (4,363,052)     682,764        1,120,113        94,353     (2,465,822)

Interfund transfers                          (1,874)     (24,872)          (1,898)       (1,223)       (29,867)
                                        -----------      -------        ---------       -------     ----------

        Net change for the year             640,859      727,322        1,266,958       109,755      2,744,894

Net assets available for benefits
  Beginning of year                         931,810            -                -             -        931,810
                                        -----------      -------        ---------       -------     ----------

  End of year                           $ 1,572,669      727,322        1,266,958       109,755      3,676,704
                                        ===========      =======        =========       =======     ==========

(Note) Continued on page Ex. 99-13.

* See Note 5 - Murphy Oil Master Trust Net Assets.

                                   Ex. 99-12

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements

(Note)  Continued from page Ex. 99-12.
                                                                Central Bank/
                                                       First Commerce Corporation Trust
                                                       --------------------------------
                                                         Guaranteed   Deltic   Murphy
                                            Previous     Investment   Common   Common
                                              Page       Contracts    Stock     Stock
                                            Subtotal        Fund       Fund     Fund      Total
                                          -------------  ----------  --------  -------  ----------
   Additions to assets
     Transfer from Deltic
      Salaried Plan                        $ 4,565,351            -        -         -  4,565,351
                                           -----------   ----------  -------   -------  ---------

     Contributions
       Employee                                289,864            -   57,892         -    347,756
       Employer                                102,722            -   39,310         -    142,032
       Rollovers from previous
        employer plans                         547,874            -    2,276   321,182    871,332
                                           -----------   ----------  -------   -------  ---------
          Total contributions                  940,460            -   99,478   321,182  1,361,120
                                           -----------   ----------  -------   -------  ---------

     Investment income
        Interest                                     -       12,651        -         -     12,651

        Dividends                              183,142            -    1,934     5,362    190,438

        Net appreciation/(depreciation)
         in fair value of investments          (82,864)       8,211   (2,540)   13,838    (63,355)

        Other income                           (25,703)           -        -         -    (25,703)

        Beneficial interest in the net
         increase of Murphy Oil
         Master Trust net assets*               43,701            -        -         -     43,701
                                           -----------   ----------  -------   -------  ---------
          Total investment income              118,276       20,862     (606)   19,200    157,732
                                           -----------   ----------  -------   -------  ---------

          Total additions to assets          5,624,087       20,862   98,872   340,382  6,084,203
                                           -----------   ----------  -------   -------  ---------

   Deductions from assets
     Transfer of assets to Murphy Oil
      sponsored plan                           246,992            -        -         -    246,992

     Distributions of benefits                 136,512        4,905   10,395         -    151,812
                                           -----------   ----------  -------   -------  ---------
          Total deductions from
           assets                              383,504        4,905   10,395         -    398,804
                                           -----------   ----------  -------   -------  ---------

   Net change for the year prior to
    intertrust and interfund transfers       5,240,583       15,957   88,477   340,382  5,685,399

   Transfer of assets from Murphy Oil
    Master Trust to Central Bank Trust      (2,465,822)   1,141,655  798,035   526,132          -

   Interfund transfers                         (29,867)           -   14,461    15,406          -
                                           -----------   ----------  -------   -------  ---------

          Net change for the year            2,744,894    1,157,612  900,973   881,920  5,685,399

   Net assets available for benefits
     Beginning of year                         931,810            -        -         -    931,810
                                           -----------   ----------  -------   -------  ---------

     End of year                           $ 3,676,704    1,157,612  900,973   881,920  6,617,209
                                           ===========   ==========  =======   =======  =========

 The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on contract values for the GIC's and quoted market values for all other assets. The carrying values of all financial instruments held by the Trust are reasonable estimates of fair value.

* See Note 5 - Murphy Oil Master Trust Net Assets.

                                   Ex. 99-13

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


NOTE 5 - MURPHY OIL MASTER TRUST NET ASSETS

 The net assets by investment Fund (See Note 3 - Investment Funds.) of the Murphy Oil Master Trust at December 31, 1996 consisted on the following:

                                              Fund A        Fund B       Fund C      Fund D       Total
                                           -------------  -----------  ----------  ----------  ------------
  Investments at market value
      Common stock
          Murphy Oil Corporation            $         -            -   11,114,320          -    11,114,320
          Other                                       -   15,465,707            -          -    15,465,707
                                            -----------   ----------   ----------  ---------   -----------
              Total common stock                      -   15,465,707   11,114,320          -    26,580,027
      Balanced portfolio - stocks/bonds               -            -            -  2,578,001     2,578,001
      U.S. Treasury bills                             -      754,425        9,875          -       764,300
      Repurchase agreement                    2,397,400            -            -          -     2,397,400
      Short-term money market portfolio               -        1,093          352          -         1,445
  Guaranteed investment contracts at
    contract value                           77,674,786            -            -          -    77,674,786
                                            -----------   ----------   ----------  ---------   -----------
              Total investments              80,072,186   16,221,225   11,124,547  2,578,001   109,995,959
  Cash                                          155,697       65,431       29,072     16,432       266,632
  Accrued interest and dividends                    366       38,038          262         30        38,696
                                            -----------   ----------   ----------  ---------   -----------
              Total assets                   80,228,249   16,324,694   11,153,881  2,594,463   110,301,287
  Liabilities - benefits payable to
    participants                               (246,615)     (39,362)           -     (5,069)     (291,046)
                                            -----------   ----------   ----------  ---------   -----------
              Net assets                    $79,981,634   16,285,332   11,153,881  2,589,394   110,010,241
                                            ===========   ==========   ==========  =========   ===========

  Number of units outstanding                 5,752,915      472,582    1,307,943  2,117,976
                                            ===========   ==========   ==========  =========

  Net assets per unit                       $   13.9028      34.4603       8.5278     1.2226
                                            ===========   ==========   ==========  =========

 The beneficial interests of the participating plans in the net assets of the Murphy Oil Master Trust at December 31, 1996 were as follows.

                               Plan Name
   --------------------------------------------------------------------
   Thrift Plan for Employees of Murphy Oil Corporation                      $ 96,689,462
   Thrift Plan for Employees of Murphy Oil USA, Inc. Represented by
     United Steelworkers of America, AFL-CIO, Local No. 8363                   7,830,944
   Thrift Plan for Employees of Murphy Oil USA, Inc. Represented by
     International Union of Operating Engineers, AFL-CIO, Local No. 305        4,558,025
   Thrift Plan for Hourly Employees of Deltic Farm & Timber Co., Inc.            931,810
                                                                            ------------
        Net increase                                                        $110,010,241

                                   Ex. 99-14

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


 The net increase/(decrease) by investment Fund in the net assets of the Murphy Oil Master Trust for the year ended December 31, 1997, excluding participants' allotments, Company contributions, and benefit payments consisted of the following:

                                              Fund A       Fund B      Fund C      Fund C1    Fund D       Total
                                           ------------  ----------  -----------  ---------  ---------  -----------
  Investment income
      Dividends                            $     3,027     431,748      263,472      13,642    424,413   1,136,302
      Interest                               5,403,055      51,608          464           -          -   5,455,127
      Net appreciation in market value
        of investments
          Common stock of Murphy Oil                 -           -    1,083,021           -          -   1,083,021
          Common stock of Deltic                     -           -            -     312,011          -     312,011
          Other stock                                -   5,047,686            -           -          -   5,047,686
          Balanced portfolio -
            stocks/bonds                             -           -            -           -    229,750     229,750
                                           -----------   ---------   ----------   ---------  ---------  ----------
              Total investment income        5,406,082   5,531,042    1,346,957     325,653    654,163  13,263,897
  Administrative expenses                            -     (44,462)           -           -          -     (44,462)
  Shares received in spin-off of Deltic              -           -   (1,251,746)  1,251,746          -           -
  Other transfers between Funds             (2,097,693)  2,347,269   (1,140,260)     64,079    826,605           -
                                           -----------   ---------   ----------   ---------  ---------  ----------
              Net increase/(decrease)      $ 3,308,389   7,833,849   (1,045,049)  1,641,478  1,480,768  13,219,435
                                           ===========   =========   ==========   =========  =========  ==========

 The beneficial interests of the participating plans in the net increase in the Murphy Oil Master Trust net assets for the year ended December 31, 1997 were as follows:

                          Plan Name
-----------------------------------------------------------------------
   Thrift Plan for Employees of Murphy Oil Corporation                     $11,103,065
   Thrift Plan for Employees of Murphy Oil USA, Inc. Represented by
     United Steelworkers of America, AFL-CIO, Local No. 8363                 1,034,242
   Thrift Plan for Employees of Murphy Oil USA, Inc. Represented by
     International Union of Operating Engineers, AFL-CIO, Local No. 305        567,998
   Thrift Plan for Salaried Employees of Deltic Timber Corporation             470,429
   Thrift Plan for Hourly Employees of Deltic Timber Corporation                43,701
                                                                           -----------
        Net increase                                                       $13,219,435
                                                                           ===========

 The investments and changes in the net assets available for benefits were determined by the Trustee and reported to the Plan Administrator based on contract values for the GIC's and a repurchase agreement and on market values for all other assets. The carrying values of all financial instruments held by the Murphy Oil Master Trust were reasonable estimates of fair value.

                                   Ex. 99-15

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


NOTE 6 - INCOME TAXES

 The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. A favorable determination letter from the Internal Revenue Service has not been obtained for the Plan as currently amended and restated, a request for such is to be filed. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant's beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant's behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant's accounts representing his/her proportional share of the investment income of the Trust.

NOTE 7 - RELATED PARTY TRANSACTIONS

 Certain Plan investments are shares of mutual funds managed by First NBC, a wholly-owned subsidiary of First Commerce Corporation. Central Bank/First Commerce Corporation is the Trustee of the Plan and, therefore, these transactions qualify as party-in-interest transactions.

NOTE 8 - CONCENTRATION OF INVESTMENTS

 As of December 31, 1997, 13.5% of the net assets available for benefits were invested in Deltic Common Stock and 13.3% were invested in Murphy Oil Common Stock. Of the remaining net assets available for benefits, 23.6% were invested in bank funds managed by First NBC and 17.4% were invested in GIC's with contracts negotiated by Deltic personnel. The future value of the investments in Deltic and Murphy Oil Common Stocks will depend upon the future well-being of Deltic and Murphy Oil, the timber and petroleum industries, and the overall U.S. economy. The GIC's are with companies having high ratings (indicative of financial strength) from well-known rating services. To-date, the Trust has not incurred any credit-related losses.

NOTE 9 - SUBSEQUENT EVENTS

 On October 20, 1997, First Commerce Corporation, the parent of First National Bank of Commerce in New Orleans, and Banc One Corporation, the parent of Banc One, Louisiana; announced a definitive agreement for the merger of First Commerce with Banc One. Subject to certain conditions being met, it is anticipated that the merger will be effective by July 1, 1998. As a result, it is expected that each of the Plan's three Marquis Funds, which are managed by First NBC, will eventually merge into a comparable One Group Fund to be managed by Banc One Investment Advisors Corporation.

                                   Ex. 99-16

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                                  Schedule I
          Item 27a - Schedule of Assets Held for Investment Purposes*
                               December 31, 1997



                                               Description of                    Current     Value Per
Identity of Issuer                               Investment          Cost         Value      Share/Unit
-------------------------------------------  -------------------  -----------  ------------  ----------
Corporate Common Stock
 Deltic Timber Corporation                     32,698.000 shares   $  816,344     895,108**      27.375
 Murphy Oil Corporation                        16,276.000 shares      715,176     881,964**      54.188

Shares in Investment Company
 Marquis Growth Equity Fund                    38,988.852 shares      610,681     601,208**      15.420
 Marquis Value Equity Fund                     33,300.746 shares      559,069     512,498**      15.390
 Vanguard Index Small Cap Stock Fund            4,297.252 shares      103,195     102,060        23.750
 Fidelity Advisor Growth Opportunity Fund      29,494.237 shares    1,285,785   1,252,030**      42.450
 Marquis Government Securities Fund            44,566.640 shares      443,355     447,003**      10.030
 Federated Capital Preservation Fund           71,668.661 shares      712,084     716,686**      10.000

Other Investments
 Guaranteed Investment Contracts Fund       1,151,771.210  units    1,143,560   1,151,771**       1.000
                                            -------------          ----------  ----------

                                            1,423,061.598          $6,389,249   6,560,328
                                            =============          ==========  ==========




  * The above data is based on information which has been certified as accurate and complete by the Trustee, Central Bank/ First Commerce Corporation. Central Bank/First Commerce Corporation manages the three Marquis Funds and, accordingly is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.

 ** These investments are greater than 5% of net assets available for benefits.

                                   Ex. 99-17

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                                  Schedule II
                Item 27d - Schedule of Reportable Transactions*
                     For the Year Ended December 31, 1997

                                                                           Sales Transactions
                                                                 ------------------------------------------

                                                       Purchase  Selling  Cost of  Transaction      Net
           Description of Transaction                  Price**    Price    Asset     Expense    Gain/(Loss)
------------------------------------------------       --------  -------  -------  -----------  -----------
Category 1 - A transaction in excess of 5% of beginning of year Plan net assets available for benefits.

Corporate Common Stock
 Deltic Timber Corporation
   September 25, 1997                                   282,023        -        -            -           -
   November 19, 1997                                    163,352        -        -            -           -
   November 21, 1997                                     47,545        -        -            -           -

 Murphy Oil Corporation
   September 25, 1997                                         -  330,451  201,802          461     128,188

Shares in Investment Company
 Marquis Equity Growth Fund
   September 25, 1997                                    68,882        -        -            -           -
   November 4, 1997                                     164,362        -        -            -           -
   November 19, 1997                                    333,234        -        -            -           -

 Marquis Value Equity Fund
   September 25, 1997                                   147,353        -        -            -           -
   November 4, 1997                                     164,362        -        -            -           -
   November 19, 1997                                    172,322        -        -            -           -

 Vanguard Index Small Cap Stock Fund
   September 25, 1997                                    51,462        -        -            -           -
   November 19, 1997                                     49,574        -        -            -           -

 Fidelity Advisor Growth Opportunity Fund
   September 25, 1997                                   727,816        -        -            -           -
   November 19, 1997                                    397,350        -        -            -           -
   December 16, 1997                                     73,185        -        -            -           -

 Marquis Government Securities Fund
   September 25, 1997                                   114,111        -        -            -           -
   November 4, 1997                                     219,150        -        -            -           -
   November 19, 1997                                     88,605        -        -            -           -

 Federated Capital Preservation Fund
   September 25, 1997                                   488,567        -        -            -           -
   November 19, 1997                                    204,571        -        -            -           -

 Guaranteed Investment Contracts Fund
   December 31, 1997                                          -  155,663  155,663            -           -

(NOTE 1)  Continued on page Ex. 99-18.

(NOTE 2) Current value is substantially the same as purchase price or selling price of the security on the transaction date.

  * The above data is based on information which has been certified as accurate and complete by the Trustee, Central Bank/ First Commerce Corporation and includes transactions for August 1, 1997 to December 31, 1997 only. Central Bank/First Commerce Corporation manages the three Marquis Funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.

** The purchase price denotes cost and current value of the security on the transaction date.

                                   Ex. 99-18

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                                  Schedule II
                Item 27d - Schedule of Reportable Transactions*
                     For the Year Ended December 31, 1997

                                                                           Sales Transactions
                                                                 ------------------------------------------

                                                       Purchase  Selling  Cost of  Transaction      Net
           Description of Transaction                  Price**    Price    Asset     Expense    Gain/(Loss)
------------------------------------------------       --------  -------  -------  -----------  ----------

Category 3 - A series of transactions in excess of 5% of beginning of year Plan net assets available for benefits.

Corporate Common Stock
 Deltic Timber Corporation
   (18 purchases, 2 sales)                              592,837      304      293            2           9

 Murphy Oil Corporation
   (3 purchases, 4 sales)                                64,944  341,869  209,254          482     132,133

Shares in Investment Company
 Marquis Equity Growth Fund
   (28 purchases, 8 sales)                              618,446    7,734    7,693            -          41

 Marquis Value Equity Fund
   (44 purchases, 5 sales)                              575,639    7,071    7,057            -          14

 Vanguard Index Small Cap Stock Fund
   (37 purchases, 7 sales)                              112,262    3,450    3,507            -         (57)

 Fidelity Advisor Growth Opportunity Fund
   (24 purchases, 10 sales)                           1,307,483   28,292   28,624            -        (332)

 Marquis Government Securities Fund
   (29 purchases, 3 sales)                              449,293    3,885    3,866            -          19

 Federated Capital Preservation Fund
   (41 purchases, 21 sales)                             768,472   51,786   51,786            -           -

 Guaranteed Investment Contracts Fund
   December 31, 1997                                          -  155,663  155,663            -           -


(NOTE 1)  Continued from page Ex. 99-17.

(NOTE 2) Current value is substantially the same as purchase price or selling price of the security on the transaction date.

  * The above data is based on information which has been certified as accurate and complete by the Trustee, Central Bank/ First Commerce Corporation and includes transactions for August 1, 1997 to December 31, 1997 only. Central Bank/First Commerce Corporation manages the three Marquis Funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.

** The purchase price denotes cost and current value of the security on the transaction date.

                                   Ex. 99-19

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THRIFT PLAN OF DELTIC
                                       TIMBER CORPORATION



Dated:     July 10, 1998               By: /s/Clefton D. Vaughan
      -----------------------              -----------------------------------
                                           Clefton D. Vaughan, Vice President
                                           of Finance and Administration and
                                           Chairman of Employee Benefits
                                           Committee, Deltic Timber Corporation

                                   Ex. 99-20

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Deltic Timber Corporation:



We consent to incorporation by reference in the Registration Statement (No. 333-34317) on Form S-8 of Deltic Timber Corporation of our report dated July 10, 1998, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.



KPMG Peat Marwick LLP

/s/KPMG Peat Marwick LLP

Shreveport, Louisiana
July 10, 1998

                                   Ex. 99-21